Exhibit 99.1

Our reference : WWH.18084.23

24 April 2025

Vistek Pte. Ltd.

39 Woodlands Close

#08-11

Mega@Woodlands

Singapore 737856

Dear Sirs

VISTEK PTE. LTD. (THE “COMPANY)” – REGISTRATION STATEMENT ON FORM F-1 OF VISTEK LIMITED

1.	We have acted as Singapore legal counsel to the Company on Singapore law and we have taken instructions solely from the Company. We have been requested by the Company to provide this opinion with regard to the laws of Singapore, in connection with the Offering (as defined below) of ordinary shares par value of US$0.0000004 (“Ordinary Shares”) each in the share capital of Vistek Limited (the “ListCo”) and we refer to the registration statement on Form F-1 (the “Registration Statement”) filed by Listco with the United States Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering (“Offering”) of (a) up to 1,575,000 Ordinary Shares (“Shares”) being offered by the ListCo. The Company is incorporated in Singapore as a wholly-owned subsidiary of the Listco.

2.	For the purpose of rendering this opinion, we have examined:

(a)	a copy of the Registration Statement;

(b)	a copy of the constitution of the Company (“the Constitution”);

(c)	a copy of the Certificate Confirming Incorporation of the Company dated 9 April 2025 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) confirming that the Company is a private company limited by shares;

(d)	ACRA Search (as defined herein) results conducted on the Company on 24 April 2025;

(e)	E-Litigation Search (as defined herein) results conducted on the Company on 24 April 2025 for the years 2015 to 2025; and

(f)	such other documents as we have considered necessary or desirable in order that we may render this opinion.

3.	Save as expressly provided in paragraph 5 of this legal opinion, we express no opinion whatsoever with respect to any agreement or document described in paragraph 2 of this legal opinion.

4.	We have assumed:

(a)	the completeness and correctness of all facts stated in all documents submitted to us and all information provided by the Company to us;

(b)	the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

(c)	that, (i) the information disclosed by the electronic searches made on 24 April 2025 (the “ACRA Searches”) of the electronic records of the ACRA against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the ACRA Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches;

(d)	that, (i) the information disclosed by the electronic searches made on 24 April 2025 (the “E-Litigation Searches”) of the electronic records of the e-litigation against the Company is true and complete, (ii) such information has not since then been materially altered, and (iii) the E-Litigation Searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the E-Litigation Searches;

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(e)	the completeness, correctness and validity of the documents which we have relied on in issuing this opinion;

(f)	that the documents and information, when provided, were as current as possible at the time of our enquiries and that no changes had occurred or were envisaged without us being made aware of it;

(g)	that unless we were informed by the Company, no updated information or material were added to the material, files and information provided to us by the Company; and

(h)	that where a document has been submitted to us in draft form, it will be executed in the form of that draft.

The making of the above assumptions does not imply that we have made any enquiry to verify any assumption (other than as expressly stated in this opinion). No assumption specified above is limited by reference to any other assumption.

5.	Based upon and subject to the foregoing, and subject to any matters or documents not disclosed to us and subject to the disclosures made in our legal due diligence report to be issued, we are of the opinion that:

(a)	The statements set forth in the Registration Statement under the captions “Risk Factors”, “Enforcement of Civil Liabilities – Singapore”, “Management’s Discussion and Analysis of Financial Conditions and Results of Operation”, and “Regulatory Environment” (collectively, the “Relevant Sections”) insofar as such statements constitute summaries or a description of the Singapore legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof.

6.	We express no opinion on:

(a)	any financial statements or other financial data, or any other financial, business, statistical, operational, accounting, audit or taxation issues (including matters relating to the prospects and future performance of the Company; and

(b)	any statements or opinions as to prospects, projections or the occurrence of matters in the future, which are referred to in the Relevant Sections of the Registration Statement.

7.	For the purpose of issuing this opinion, we have, as part of the work required of us as legal advisers to the Company on Singapore law: prepared, reviewed, edited and confirmed the Relevant Sections for which we have relied on the material, documents, information and confirmations provided to us by the Company and have not separately conducted any on-site visit, operational due diligence or other verification.

8.	This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

9.	We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the Offering, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

10.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Offering or otherwise including, but without limitation, any other document signed in connection with the Offering. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

11.	This opinion is given on the basis of the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

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Yours faithfully

/s/ Opal Lawyers LLC

Opal Lawyers LLC

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